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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Prime, Inc. and subsidiaries
Dallas, Texas

        We hereby consent to the reference to our firm under the caption "Experts" and the incorporation by reference in the Registration Statements on Form S-3 (No. 333-209389) of Ashford Hospitality Prime, Inc. and subsidiaries of our report dated March 15, 2016, relating to the consolidated financial statements and financial statement schedule, included in the Annual Report on Form 10-K for the year ended December 31, 2015 of Ashford Hospitality Prime, Inc.

/s/ BDO USA, LLP

Dallas, Texas
May 9, 2016

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm